UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 27, 2018
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)

104 S. Michigan Avenue
Suite 900
Chicago, Illinois 60603
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, on November 12, 2018, Terry F.D. Smith replaced Frank L. Hanagarne, Jr., Senior Vice President and Chief Operating Officer of Coeur Mining, Inc. (the “Company”) as the principal operating officer of the Company.
In connection therewith, Mr. Hanagarne entered into a Separation and Release of Claims Agreement with the Company (the “Agreement”) on November 27, 2018, pursuant to which Mr. Hanagarne’s employment with the Company was terminated effective November 16, 2018 (the “Separation Date”). The Agreement contains customary post-termination restrictive covenants and a release of claims against the Company.
Pursuant to the Agreement, Mr. Hanagarne will receive (i) severance in the amount of $94,615 and (ii) a one-time cash payment of $328,000, an amount equivalent to the target company performance award opportunity for Mr. Hanagarne for 2018 under the Company’s Annual Incentive Plan, in each case less applicable withholdings. In addition, Mr. Hanagarne and his family will be entitled to COBRA coverage for up to 12 months following the Separation Date, the employer portion of which will be payable by Company.

The foregoing summary is qualified in its entirety by reference to the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    List of Exhibits

Exhibit No.	Description
Exhibit 10.1	Separation and Release of Claims Agreement dated November 27, 2018, between Coeur Mining, Inc. and Frank L. Hanagarne, Jr.*
* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

Date: November 30, 2018	By: /s/ Casey M. Nault
Name: Casey M. Nault Title: Senior Vice President, General Counsel and Secretary